                      ASSOCIATES FIRST CAPITAL CORPORATION
                     PHANTOM STOCK APPRECIATION RIGHT PLAN

                      ASSOCIATES FIRST CAPITAL CORPORATION
                   PHANTOM STOCK APPRECIATION RIGHT AGREEMENT

RIGHT NO.:
EFFECTIVE DATE OF RIGHT:
NUMBER OF PHANTOM SHARES COVERED BY RIGHT:
BASE SHARE PRICE:
EXPIRATION DATE:
VESTING PERIOD: 12 MONTHS FOLLOWING THE EFFECTIVE DATE OF RIGHT

Pursuant to the Associates First Capital Corporation Phantom Stock Appreciation Right Plan (the "Plan"), Associates First Capital Corporation (the "Company"), hereby grants to:

NAME (the "Holder"):

ADDRESS:

the right to receive from the Company, upon exercise thereof, the amount of the Appreciation (as hereinafter defined) on the number of phantom shares specified above (the "Phantom Shares") of Phantom Stock (as hereinafter defined), less required tax withholding, subject to the terms and conditions described below (the "Right"). The term "Phantom Stock" shall mean fictional stock of the Ford Financial Services Group ("FFSG") for purposes of and as described in the Plan. Phantom Stock does not actually exist but is a measure of value established for purposes of the Plan.

1. TERM OF RIGHT

         Subject to Articles 4 and 6 hereof, the Holder may exercise the Right during any Window Period (as hereinafter defined) after the expiration of the vesting period specified above (the "Vesting Period") and prior to the close of business on the expiration date specified above (the "Expiration Date"). The Right may be exercised in whole or in part only with respect to whole Phantom Shares. If the Right is not exercised in whole prior to the Expiration Date, adverse tax consequences to the Holder may occur.

2. HOW TO EXERCISE THE RIGHT

         The Right, when vested, may be exercised by delivery of the Notice of Exercise (attached hereto as Appendix A) to the Compensation Committee appointed by the President of FFSG to administer the Plan (the "Committee") stating the number of Phantom Shares with respect to which it is being exercised. The Right may be exercised only during the period commencing on a Notice Date (as hereinafter defined) and ending on the date thirty days thereafter (the "Window Period") and not otherwise. For an exercise to be effective, the Notice of Exercise must be received by the Committee at the address specified therein prior to the expiration of the applicable Window Period, but in no event later than the Expiration Date.

3. DELIVERY OF APPRECIATION

         As soon as practicable after receipt of the Notice of Exercise, the Company shall deliver to the Holder by check the amount of the Appreciation, less required tax withholding.

         The term "Appreciation" shall mean the positive difference between (x) the base share price specified above and (y) the Phantom Share Price (as hereinafter defined) in effect immediately prior to the applicable Window Period, multiplied by (z) the number of Phantom Shares being exercised.

         The term "Phantom Share Price" shall mean the current price per Phantom Share calculated pursuant to the provisions of the Plan. The Phantom Share Price is dependent upon the after-tax profits of FFSG and the average price/earnings ratio of selected comparator financial services companies. The Phantom Share Price shall be calculated within 45 days after each quarterly close of the books of the companies in FFSG and shall remain in effect until it is recalculated at the end of the following quarterly close of such books. The Committee shall cause written notice of each determination of the Phantom Share Price to be given to the Holder promptly after each such calculation is made. The date such notice is given is hereinafter referred to as the "Notice Date".

4. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

         In the event the Holder transfers to Ford Motor Company ("Ford") or a Ford Subsidiary (as hereinafter defined) or in the event of a Holder's retirement, disability or death, the Right shall continue in effect and shall become vested and exercisable during the applicable periods in accordance with Articles 1 and 2 hereof. The term "Ford Subsidiary" when used herein shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by Ford.

         In the event of the Holder's death, the beneficiary designated pursuant to Article 5 hereof, or if no such beneficiary is designated or deemed to be designated or if none survives such Holder, the executor or administrator of the estate of the decedent or the person or persons to whom the Right shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right to exercise the Right, when vested, in accordance with the provisions of Articles 1 and 2 hereof.

         In the event of a termination of the Holder's employment for reasons other than disability, death, retirement, transfer to Ford or a Ford Subsidiary, resignation or termination by the Company for cause, the Right shall continue in effect and shall continue to vest and become exercisable to the extent permitted under Articles 1 and 2 hereof during the period three months following the date of such termination, but in no event after the Expiration Date.

         In the event of the resignation of employment by the Holder or termination of the Holder's employment by the Company for cause, the Right shall be forfeited effective as of the date of such resignation or termination.

         For purposes of the Plan, a termination by the Company for cause shall include termination resulting from (i) acts of insubordination, (ii) embezzlement, attempted embezzlement, theft of property or attempted theft of property, whether or not a criminal action relating thereto is initiated by the Company, (iii) conviction of a felony or any crime involving moral turpitude,
(iv) material breach of any employment agreement or condition of employment with the Company or (v) violation of Company policy covering Standards of Corporate Conduct.

         Whether military or government service shall constitute termination of employment of the Holder for purposes of this Agreement shall be determined by the Committee in its sole discretion.

5. NON-TRANSFERABILITY OF RIGHT - DESIGNATION OF BENEFICIARY

         The Right shall, during the Holder's lifetime, be exercisable only by the Holder, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution, or be subject to attachment, execution or other similar process. Once transferred by will or the laws of descent and distribution, the Right shall not be further transferable. Any transferee of the Right shall take the same subject to the terms and conditions set forth herein. No such transfer of the Right shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions set forth herein. No assignment or transfer of the Right or of the rights represented thereby, other than as provided in this Article, shall vest in the purported assignee or transferee any interest or right therein whatsoever.

         Notwithstanding anything to the contrary set forth herein, the Holder may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to exercise, in the event of the death of the Holder, the Right subject to the terms and conditions set forth herein and to receipt by the Company of such evidence as the Committee may deem necessary to establish the acceptance by the beneficiary or beneficiaries of the terms and conditions set forth herein. The Holder shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive the Holder's life insurance proceeds under the Company-paid Life Insurance Plan unless the Holder shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. The Holder may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that, if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Right, the Committee may determine to recognize only an exercise by the legal representative of the Holder, in which case the Company and the Committee and the members thereof shall not be under any further liability to anyone.

         If the Holder should attempt to alienate, assign, pledge, hypothecate or otherwise dispose of the Right or of any right hereunder, except as provided for in the Plan, or in the event of any levy or any attachment, execution or similar process upon the rights or interest conferred by the Right, the Company may terminate the Right by notice to the Holder and the Right shall thereupon become null and void.

6. EFFECT OF COMPETITIVE ACTIVITY OR INIMICAL CONDUCT

         Anything contained herein to the contrary notwithstanding, the right of the Holder to exercise the Right following termination of the Holder's employment with the Company shall remain effective only if, during the entire period from the date of the Holder's termination to the date of such exercise, the Holder shall have earned out the Right by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof. The term "subsidiary" shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by the Company.

         In the event of the Holder's nonfulfillment of the condition set forth in the immediately preceding paragraph, the Holder's right to exercise such Right shall cease; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of the Holder's employment) be waived by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary or affiliate thereof by reason of the nonfulfillment of such condition.

         Anything contained in the Plan to the contrary notwithstanding, the right of the Holder to exercise the Right following termination of the Holder's employment with the Company shall cease on and as of the date on which it has been determined by the Committee that the Holder at any time (whether before or subsequent to termination of the Holder's employment) acted in a manner inimical to the best interests of the Company or any subsidiary or affiliate thereof. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof shall be governed by the preceding paragraphs of this Article 6 and shall not be subject to any determination under this paragraph.

7. NO RIGHT OF EMPLOYMENT

         Neither the grant nor the exercise of the Right shall confer on the Holder any right to be retained in the employ of the Company or any other Ford Subsidiary, or to receive subsequent rights or other awards under the

Plan. The right of the Company or any other Ford Subsidiary to terminate (whether by dismissal, discharge, retirement or otherwise) the Holder's employment with it at any time, with or without cause, or as otherwise provided by any agreement between the Company or any other Ford Subsidiary and the Holder, is specifically reserved.

8. NO RIGHTS OF SHAREHOLDER

         Neither the Holder nor any beneficiary or transferee of the Right permitted under Article 5 hereof shall have any of the rights of a shareholder.

9. VIOLATION OF LAW OR REGULATION

         Notwithstanding any of the other provisions of this Agreement, the Holder agrees not to exercise the Right, and the Company will not be obligated to deliver any cash pursuant to this Agreement, if the exercise of the Right or delivery of such cash would constitute a violation by the Holder or by the Company of any provisions of any law or regulation of any governmental authority. Any determination of the Committee in this connection shall be final and shall be binding and conclusive for all purposes. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Right or delivery of cash pursuant thereto to comply with any law or any regulation of any governmental authority.

10. HOLDER

         Whenever the term "Holder" is used in any provision of this Agreement under circumstances such that the provision should logically apply to any other person or persons designated as a beneficiary pursuant to the provisions of
Article 5 hereof, or to whom the Right may be transferred in accordance with the provisions of Article 5 hereof, the term "Holder" shall be deemed to include such person or persons.

11. RIGHT GOVERNED BY THIS AGREEMENT AND THE PLAN; COMMITTEE INTERPRETS
    AGREEMENT

         The Right is granted pursuant to the Plan, and is governed by the terms and conditions of the Plan. The Holder agrees to be bound by the terms and conditions of this Agreement and the Plan (a copy of which the Holder acknowledges the Holder has received).

         As a condition of the granting of the Right, the Holder and the Holder's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the Agreement shall be final and shall be binding and conclusive for all purposes.

12. GOVERNING LAW

         This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

13. ENTIRE AGREEMENT; AMENDMENT OR MODIFICATION

         This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior communications and understandings between the parties. This Agreement may be amended or modified only in a writing signed by the party or parties against which the existence of such amendment or modification is asserted.

                                     ASSOCIATES FIRST CAPITAL CORPORATION

                                     BY:

The foregoing Right hereby is accepted on the terms and conditions set forth herein and in the Plan.

HOLDER: ______________
DATE:   ______________

Note: The Holder will please sign and date the attached duplicate hereof and mail the same immediately to:

                          Compensation Committee
                          c/o Mr. Harry W. Reynolds, Jr.
                          Associates First Capital Corporation
                          P.O. Box 660237
                          Dallas, Texas 75266-0237

                      ASSOCIATES FIRST CAPITAL CORPORATION
                     PHANTOM STOCK APPRECIATION RIGHT PLAN
                        (Adopted as of January 1, 1990)

         1. Purpose. This Plan, which shall be known as the "Phantom Stock Appreciation Right Plan" and is hereinafter referred to as "the Plan", is intended as an incentive to certain officers and other key employees of Associates First Capital Corporation ("the Company") in order to encourage them to remain in the employ of the Company and to increase their contribution to the success of the Ford Financial Services Group ("FFSG"). It is intended that this purpose be effected through grants of "phantom stock appreciation rights" as provided herein.

         The word "Company" when used in the Plan with reference to employment shall include subsidiaries of the Company. The word "subsidiary" when used herein shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by the Company.

         2. Rights. A phantom stock appreciation right (a "Right") shall entitle the holder thereof to receive from the Company, upon exercise thereof, an amount of cash (less required tax withholding) equal to the amount by which the Phantom Share Price (as hereinafter defined) of a phantom share of stock of FFSG ("Phantom Share") covered by such Right exceeds the Base Share Price (as hereinafter defined) thereof multiplied by the number of Phantom Shares with respect to which such Right was exercised, all subject to the terms and conditions hereinafter set forth.

         3. Administration. The Compensation Committee appointed by the President of FFSG ("the Committee") shall administer the Plan and perform such other functions as are assigned to the Committee under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Rights granted thereunder as it may deem necessary or advisable.

         4. Stock. The total number of Phantom Shares is hereby established, for purposes of the Plan, as 150,000,000 Phantom Shares. Notwithstanding the foregoing, such number of Phantom Shares is subject to adjustment in accordance with the provisions of Article 12 hereof. Phantom Shares covered by Rights forfeited under the Plan shall not be available for the grant of further Rights under the Plan.

         5       Grants of Rights. The Committee, at any time and from time to time on or after January 1, 1990 and prior to January 1, 2000, may authorize the granting of Rights to such officers and other key salaried employees of the Company as it may select, and with respect to such numbers of Phantom Shares as it shall designate, subject to the provisions of this Article and Article 4 hereof.

         The date on which a Right shall be deemed to have been granted shall be the date of the Committee's authorization of such grant or such earlier or later date as may be determined by the Committee at the time such grant is authorized.

         Any individual may hold more than one Right. No person while a member of the Committee shall be eligible to receive or hold a Right under the Plan.

         6. Vesting. Each Right shall vest on the date twelve months following the date as of which such Right was granted or such later date or dates as may be determined by the Committee at or prior to granting such Right.

         7. Base Share Price and Phantom Share Price. The term "Base Share Price" shall mean the Phantom Share Price (as hereinafter defined) of a Phantom Share on the effective date of the Right. The Base Share Price with respect to any Rights granted as of a date prior to February 1, 1990 shall be $39.60 per Phantom Share.

         The term "Phantom Share Price" shall mean the amount equal to the product of (x) the sum of the FFSG Profits (as hereinafter defined) for the four most recent calendar quarters and (y) the Comparator P/E Ratio (as hereinafter defined), divided by (z) the total number of Phantom Shares established for purposes of the Plan, carried to two decimal places.

         The term "FFSG Profits" for any four calendar quarter period shall be equal to the aggregate profits after taxes of all companies included in FFSG less the amount of any acquisition financing costs assigned to FFSG, both determined on the basis of the Profit Center Results (as hereinafter defined).

         The term "Profit Center Results" shall refer to profits (i) determined on a profit center basis in accordance with the practices and procedures adopted by Ford Motor Company for profit center reporting and (ii) authenticated as having been so determined by the Finance Director of FFSG. Profit Center Results for a particular period shall include (without duplication) the amount of any charges made for the provision of Rights exercised during such period under the Plan and the cost of other compensation plans of the Company and its subsidiaries.

         After the close of each calendar quarter, and as promptly as practicable after he shall have completed his review for such quarter of the Profit Center Results of the companies in FFSG and shall have authenticated such Results, the Finance Director of FFSG shall determine and report in writing to the Committee the amount of the FFSG Profits for the most recent four calendar quarter period.

         The term "Comparator P/E Ratio" shall mean the simple average of the after tax price/earnings ratios of the Comparator Companies. The after tax price/earnings ratio of a Comparator Company shall be determined by dividing
(x) the average of the daily closing prices of a share of common stock of the Comparator Company during the most recent calendar quarter by (y) the after tax earnings per share attributable to the most recent four calendar quarters, both as reported in "Bloomberg Financial Markets", an electronic financial information delivery system, or, if such information is no longer reported in "Bloomberg Financial Markets", such other information source as may be designated by the Committee.

         The term "Comparator Companies" shall mean certain major competitors of FFSG whose stock is publicly traded, as set forth on Exhibit 1 hereto. Any additions, deletions, substitutions or other changes in the Comparator Companies shall be determined by the Committee, upon recommendation of the Ford Motor Company Office of the Chief Executive ("OCE").

         The Phantom Share Price shall be calculated within 45 days after each quarterly close of the books of the companies in FFSG and shall remain in effect until it is recalculated after the end of the following quarterly close of such books. The Committee shall cause written notice of each determination of the Phantom Share Price to be given to each holder of a Right promptly after each such calculation is made. The date such notice is given is hereinafter referred to as the "Notice Date".

         8. Exercise of Right. Each vested Right (or portion thereof not already exercised) shall be exercisable, upon receipt by the Committee of a written notice of exercise, during each period commencing on a Notice Date and ending on the date thirty days thereafter or during each such other period as shall be determined by the Committee; provided, however, that no such Right shall be exercisable at any time after the expiration of the term of such Right. The Committee shall determine the term of each Right which shall not be less than five years nor more than ten years from the date of the grant of such Right. To the extent exercised, a Right shall be terminated and of no further force and effect. Any Right which remains unexercised after the expiration of the term of such Right shall be forfeited. Such forfeiture may result in adverse tax consequences to the holder.

         9       Effect of Termination of Employment or Death. In the event a holder of a Right transfers to Ford Motor Company ("Ford") or a Ford Subsidiary (as hereinafter defined) or in the event of a holder's retirement, disability or death, such Right shall continue in effect and shall become vested and exercisable during the applicable periods within the remaining term of the Right in accordance with Articles 6 and 8 hereof. The term "Ford Subsidiary" when used herein shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by Ford.

         In the event of a holder's death, the beneficiary designated pursuant to Article 10 hereof, or if no such beneficiary is designated or deemed to be designated or if none survives such holder, the executor or administrator of the estate of the decedent or the person or persons to whom the Right shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right to exercise the Right, when vested, in accordance with the provisions of Articles 6 and 8 hereof.

         In the event of a termination of a holder's employment for reasons other than disability, death, retirement, transfer to Ford or a Ford Subsidiary, resignation or termination by the Company for cause, such holder's Right shall continue in effect and shall continue to vest and become exercisable to the extent permitted under Articles 6 and 8 hereof during the period three months following the date of such termination, but in no event after the expiration of the term of the Right.

         In the event of the resignation of employment by a holder or termination of a holder's employment by the Company for cause, the Right shall be forfeited effective as of the date of such resignation or termination.

         For purposes of the Plan, a termination by the Company for cause shall include termination resulting from (i) acts of insubordination, (ii) embezzlement, attempted embezzlement, theft of property or attempted theft of property, whether or not a criminal action relating thereto is initiated by the Company, (iii) conviction of a felony or any crime involving moral turpitude,
(iv) material breach of any employment agreement or condition of employment with the Company or (v) violation of Company policy covering Standards of Corporate Conduct.

         10. Non-transferability of Rights - Designation of Beneficiaries. No Right shall be transferable by a holder otherwise than by will or the laws of descent and distribution. During the lifetime of a holder the Right shall be exercisable pursuant to the provisions of Articles 6, 8 and 9 hereof only by such holder.

         A holder may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to exercise a vested Right in the event of the death of the holder, subject to the provisions of Articles 8 and 9 hereof. A holder shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such holder's life insurance proceeds under the Company-paid Life Insurance Plan unless such holder shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. A holder may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that, if the Committee shall be in doubt as to the right of any such beneficiary to exercise any vested Right, the Committee may determine to recognize only an exercise by the legal representative of the holder, in which case the Company and the Committee and the members thereof shall not be under any further liability to anyone.

         11. Effect of Competitive Activity or Inimical Conduct. Anything contained in the Plan to the contrary notwithstanding, the right of any holder to exercise a vested Right following termination of the holder's employment with the Company shall remain effective only if, during the entire period from the date of the holder's separation to the date of such exercise, the holder shall have earned out such Right by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof.

         In the event of a holder's nonfulfillment of the condition set forth in the immediately preceding paragraph, the holder's right to exercise such Right shall cease; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of such holder's employment) be waived by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary or affiliate thereof by reason of the nonfulfillment of such condition.

         Anything contained in the Plan to the contrary notwithstanding, the right of any holder to exercise any Right following termination of the holder's employment with the Company shall cease on and as of the date on which it has been determined by the Committee that such holder at any time (whether before or subsequent to termination of such holder's employment) acted in a manner inimical to the best interests of the Company or any subsidiary or affiliate thereof. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof shall be governed by the preceding paragraphs of this Article and shall not be subject to any determination under this paragraph.

         12. Adjustments. In the event of a change in the companies comprising FFSG or a component thereof through merger, acquisition, divestiture or otherwise, or other event substantially affecting the Phantom Share Price, an appropriate adjustment shall be made in the total number of Phantom Shares established for purposes of the Plan and/or the number of Phantom Shares covered by outstanding Rights. The foregoing adjustment shall be determined by the Committee, upon recommendation of the OCE. Any such adjustment may provide for the elimination of any fractional Phantom Share which might otherwise become subject to a Right.

         13. Amendment, Modification and Termination of the Plan. The Board of Directors of the Company, upon recommendation of the Committee, at any time may terminate, and at any time and from time to time, and in any respect, may amend or modify, the Plan; provided, however, that (i) no substantive amendment or modification of the Plan may be made without the prior recommendation of the OCE and (ii) no amendment, modification or termination of the Plan shall in any manner affect any Right theretofore granted to a holder under the Plan without the consent of such holder or the transferee of such Right.

         14. Indemnification and Exculpation. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

         Each member of the Committee shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan or any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Committee be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

         15. Finality of Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its stockholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company, the holders of Rights, and their respective successors in interest.

         16. Costs. All costs involved in offering and administering the Plan shall be borne by the Company.

         17. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

                                 THE ASSOCIATES
                     PHANTOM STOCK APPRECIATION RIGHT PLAN

                                                                     Exhibit 1
                                                                     Page 1 of 2

         I. Purpose. The purpose of The Associates Phantom Stock Appreciation Right Plan ("the Plan") is to further the long-term growth in earnings of The Associates and other Ford Financial Services Group (PSG) companies by providing a long-term financial opportunity to certain key employees of The Associates.

         II. Administration. The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the President, Ford Financial Services Group. No member of the Committee shall be eligible to receive an award under the Plan. Substantive amendments to the Plan will require the prior recommendation of the Ford Office of the Chief Executive
                 (OCE).

         III. Eligibility to Participate. Those eligible to participate in the Plan will be key employees of The Associates and its subsidiaries, initially established at approximately 230 employees.

         IV. Awards of Stock Appreciation Rights. A phantom stock appreciation right is a grant of a financial opportunity to receive the appreciation in value, if any, in a specified number of shares of Ford Financial Services Group phantom stock ("FSG phantom stock"). The value of a share of FSG phantom stock is dependent on the after-tax profit center earnings of Ford Financial Services Group companies, as reported to Ford management periodically throughout the year, and the average P/E ratio of selected comparator companies. (The cost of awards from this and other incentive compensation plans of The Associates will be charged against The Associates profit center earnings.) Grants will be based upon The Associates employees' salary levels, but may very at management's discretion.

         V. Frequency of Grants. FSG phantom stock appreciation rights will be granted at times to be determined by the Committee. Generally, it is anticipated that grants will be made once a year; however, grants may be made less frequently than once per year, as determined by the Committee. Grants may be made at any time on or after January 1, 1990 (the effective date of this Plan) and before January 1, 2000.

         VI. Vesting. The total award will vest on the first anniversary of the grant of that award, or at such time as the Committee shall determine at the time of the grant, but not less than one year from the grant data.

         VII. Term of Award. The term of an award shall be not less than 5 years from date of grant, not more than 10 years from date of grant, as determined by the Committee. Upon transfer to Ford Motor Company, or another subsidiary of Ford, or upon disability, death or retirement, the award will continue to vest and may be exercised within the remaining term of the award. Upon termination without cause for reasons other than transfer, disability, death or retirement, the award must be exercised within three months of leaving employment with Ford, a Ford subsidiary or Ford affiliate company. Upon resignation or termination with cause, the award shall be canceled immediately.

                                                                     Exhibit 1
                                                                     Page 2 of 2

         VIII. Determination of FSG Phantom Stock Price. The FSG phantom stock price will be calculated within 45 days after each quarterly close of books of the companies in the Ford Financial Services Group. The FSG phantom stock price determined after a close will remain in effect until it is recalculated after the next quarterly close.

         IX. Exercise of Stock Appreciation Rights. A participant may exercise a vested stock appreciation right and receive cash by delivering a written notice of exercise to the Committee during a period of time ("window period") beginning on the data that the FSG phantom stock price is announced (quarterly), and continuing for 30 days thereafter. The amount received upon exercise shall equal (a) the difference between (1) the FSG phantom stock price par share established at the time of the grant, and (2) the most recant FSG phantom stock price per share, TIMES (b) the number of FSG phantom shares with respect to which such right is exercised. This amount, less required withholding as specified by applicable law, will be delivered to the executive as soon as practicable thereafter.

         X. Determination of Comparator Companies. The comparator companies shall represent a composite of major competitors of the Ford Financial Services Group companies as determined by the Committee. If a comparator company is acquired by another company, or goes private, or its stock price or earnings data becomes unavailable through reasonable means, such a company may be removed from the comparator list and from calculations of the average P/E, as the Committee, upon the prior recommendation of the Ford OCE, deems appropriate. The Committee, upon the prior recommendation of the Ford OCE, also shall have the option to add comparator companies or to make other adjustments if it should decide that a comparator's P/E is not meaningful.

         XI. Changes in Ford Financial Services Group Companies. If a company is added to the Ford Financial Services Group, or if a Ford Financial Services Group company changes through restructuring, merger, acquisition or divestiture of a business unit, the Committee, upon the prior recommendation of the Ford OCE, shall decide what adjustments, if any, will be made to the number of shares granted or to the value of each share. (E.g., the Committee may decide that if changes occurred that would affect the Ford Financial Services Group earnings substantially, an adjustment would be made to the number of shares available for stock appreciation rights, such that the effect would be to return the FSG phantom stock price to the price before the change occurred.)


                                                                   July 11, 1990

                       METHOD OF DETERMINING THE PRICE OF
                 A FORD FINANCIAL SERVICES GROUP PHANTOM SHARE

The price of Ford Financial Services Group (FSG) phantom shares would be based on a hypothetical market value for the Ford Financial Services Group companies combined. This Ford Financial Services Group market value would be determined by calculating the sum of the after-tax profit center earnings of the Ford Financial Services Group companies for the four most recent quarters (less the cost of financing acquisitions), and multiplying that by a simple average of the P/E ratios of major comparators of the Ford Financial Services Group companies. A comparator company's P/E ratio would be determined by dividing the average share price during the most recent quarter by the earnings per share from the most recent four quarters. The Ford Financial Services Group phantom share price would be calculated by dividing the Ford Financial Services Group market value by a fixed number of Ford Financial Services Group phantom shares (initially 150 million shares), carried to two decimal places. This is illustrated below:

                Calculation of Base Share Price at Time of Grant

Ford                              After-tax         Average          Hypothetical
Financial                         Profit           Comparator       FSG              Number           FSG
Services Group                    Center           P/E              Market           of FSG           Share
Company                           Earnings         Ratio            Value            share.%          Price
--------------                    --------         -----------      ------           -------          ---------
                                  (Mils.)                           (Mils.)          (Mils.)          (rounded)
Associates                        $231
Ford Credit                        434
First Nationwide                    80
U.S. Leasing                        61
Acquisition Fin. Cost             (190)
                                  ----
 Total:                           $636      X       9.34      =      $5,940  divided by 150      =     $39.60

The FSG phantom share price at the time the stock appreciation right is granted to the participant would serve as the "base" price for one share. Throughout the term of the grant, the FSG phantom share price would change with the changes in either the average P/E of the comparator companies or the earnings of the Ford Financial Services Group companies (calculated quarterly). Upon exercise of a phantom stock appreciation right, the executive would receive the difference between the base price and the FSG phantom share price at the time of exercise. The following table illustrates the FSG phantom share price at different assumed changes in the Ford Financial Services Group earnings and average comparator P/E ratio:

              Change in Ford Financial Services Group Earnings
              ------------------------------------------------
                 -20%     -10%    0%       +10%    +20%
Change in        ----     ----    --       ----    ----
Comparator P/E                    (Base)
--------------
         -20%    $25.35   $28.51  $31.68   $34.85  $38.02
         -10%    $28.51   $32.08  $35.64   $39.21  $42.77
(Base)     0%    $31.68   $35.64  $39.60   $43.56  $47.52
         +10%    $34.85   $39.21  $43.56   $47.92  $52.27
         +20%    $38.02   $42.77  $47.52   $52.27  $57.03